UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   October 1, 2008
Commission File Number of issuing entity:   333-147919-01
National City Mortgage Capital Trust 2008-1
(Exact name of issuing entity as specified in its charter)
Commission File Number of depositor:  333-147919
National City Mortgage Capital LLC
(Exact name of depositor as specified in its charter)
National City Bank, as successor to National City Mortgage Co.
(Exact name of sponsor as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization of the depositor)
54-2201321
(I.R.S. Employer Identification No.)

3232 Newmark Drive Miamisburg, Ohio	45342

(Address of principal executive offices of the depositor)	(Zip Code)
(937) 910-4372

(Telephone number, including area code)
[N/A]

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6 – Asset-Backed Securities

Item 6.02	Change of Servicer or Trustee.
     Effective October 1, 2008, National City Corporation accomplished the legal-entity reorganization of its mortgage selling and servicing operations. A substantial portion of the existing servicing portfolio of National City Mortgage Co. (“NCMC”), including the servicing rights and obligations with respect to the issuing entity, were contributed and assigned to a newly-formed wholly-owned subsidiary, National City Mortgage Services, Inc., a Delaware corporation (“NCMSI”), which is now the servicer with respect to the issuing entity. Also effective on October 1, 2008, NCMSI and National City Bank (“NCB”) entered into a Subservicing Agreement (the “Subservicing Agreement”), whereby NCMSI has subcontracted all of its material servicing responsibilities (including the making of advances) to NCB. Simultaneously with the assignment of servicing rights and responsibilities to NCMSI, NCMC was merged into NCB, resulting in NCB becoming the sponsor and mortgage loan seller with respect to the issuing entity. NCB will now be directly responsible for NCMC’s contractual obligations as seller of the mortgage loans, including repurchase obligations for breach of loan-level representations and any indemnities relating to origination activities and securities laws, and the mortgage loans will be subserviced by NCB utilizing NCMC’s existing servicing platform.
     Pursuant to the Subservicing Agreement, NCB agrees not to resign and NCMSI agrees not to terminate NCB as subservicer, in either case without the prior consent of the depositor and the trustee. NCB also indemnifies the servicer, the depositor and the trustee for breaches of its servicing responsibilities.
     NCMSI is a Delaware corporation, was incorporated on June 6, 2008 and is a wholly-owned subsidiary of NCB. NCMSI maintains its executive and principal offices at 3800 Buffalo Speedway, Houston, Texas 77098. Its telephone number is (713) 892-1258.
     Both NCB and NCMSI are qualified to service mortgage loans on behalf of Freddie Mac and Fannie Mae and NCB is a HUD-approved seller/servicer. The residential mortgage servicing operations of NCB are currently rated RPS2+ by Fitch Ratings (“Fitch”) and “Above Average” by Standard and Poor’s (“S&P”). NCB is not currently assigned a service rating by any rating agencies other than Fitch and S&P. Upon transfer of the NCMC servicing portfolio, NCMSI services portfolios of mortgage loans with an aggregate unpaid principal balance of $163,550,810,452.
     The policies and procedures of servicing at NCMSI and NCB have been adopted from the best practices of NCMC. These policies and procedures for the performance of its servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act of 1933, including managing delinquent loans and loans subject to the bankruptcy of the borrower. The depositor does not believe that the financial condition of NCB and NCMSI will have any adverse effect on the performance of their duties under the Pooling and Servicing Agreement and the Subservicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates.
     NCMSI will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, NCMSI may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that NCMSI has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CITY MORTGAGE CAPITAL LLC
Date: October 6, 2008	By:	/s/ Theodore W. Tozer
		Name:	Theodore W. Tozer
		Title:	Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

(4.3)	Subservicing Agreement, dated as of October 1, 2008, between National City Bank, as subservicer, and National City Mortgage Services, Inc., as Servicer